UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

Aquinox Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 - 887 Great Northern Way

Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (604) 629-9223

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2015, Aquinox Pharmaceuticals, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”). The Sales Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company may issue and sell through Cowen, acting as sales agent, shares (the “Shares”) of the Company’s common stock, $0.000001 par value per share (the “Common Stock”) having an aggregate offering price of up to $25,000,000. The Company has no obligation to sell any Shares under the Sales Agreement. The sale of the Shares by Cowen will be effected pursuant to a Registration Statement on Form S-3 to be filed by the Company (the “Registration Statement”) by any method permitted by law and deemed to be an “at the market offering” under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Sales Agreement, each time the Company wishes to issue and sell Shares under the Sales Agreement (each, a “Placement”), it will notify Cowen containing the parameters within which it desires to sell the Shares, which shall at a minimum include the number of Shares (“Placement Shares”) to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”).

Upon the Company’s delivery of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of the Sales Agreement, Cowen will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent, such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.

Pursuant to the Sales Agreement, Cowen may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” under Rule 415 of the Securities Act, including without limitation sales made directly on The NASDAQ Global Market, on any other existing trading market for the Common Stock or to or through a market maker. The Sales Agreement provides that Cowen will be entitled to compensation for its services in an amount equal to 3.0% of gross proceeds from each Placement.

The Sales Agreement may be terminated by the Company or Cowen at any time upon notice to the other party, or by Cowen at any time in certain circumstances, including but not limited to the occurrence of a material adverse change to the Company.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

1.1	Sales Agreement, dated April 1, 2015, between Aquinox Pharmaceuticals, Inc. and Cowen and Company, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aquinox Pharmaceuticals, Inc.

By:	/s/ David J. Main
Name:	David J. Main
Title:	President & Chief Executive Officer

Date: April 1, 2015

INDEX TO EXHIBITS

Number	Description

1.1	Sales Agreement, dated April 1, 2015, between Aquinox Pharmaceuticals, Inc. and Cowen and Company, LLC.